Exhibit 32.2

CERTIFICATION(1)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted by §906 of the Sarbanes-Oxley Act of 2002, I, Daniel E. Geffken Interim Chief Financial Officer of Eloxx Pharmaceuticals, Inc. (the “Company”), hereby certify that, to the best of my knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 6th day of May, 2022.

/s/ Daniel E. Geffken
Daniel E. Geffken
Interim Chief Financial Officer (Principal Financial Officer)

(1)

This certification accompanies the Quarterly Report to which it relates, is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act and is not to be incorporated by reference into any filing of Eloxx Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.